Exhibit 99.1

CAUTIONARY STATEMENT FOR PURPOSES OF THE

“SAFE HARBOR” PROVISIONS OF THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information provided by the Company may contain certain forward-looking information, as defined by the Private Securities Litigation Reform Act of 1995 (the “Act”). Words such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “plan,” “potential,” “project,” “shall,” “should,” “target,” “will,” and other expressions, which refer to future events, which may or may not occur, and trends, identify forward-looking statements that involve risks and uncertainties. Forward-looking information may relate to such matters as sales, unit volume, income, margins, earnings per share, return on equity, return on total capital, economic value added, capital expenditures, dividends, cash flow, debt to capital ratios, growth rates, future economic performance and trends, short- and long-term plans (including financing, operating and strategic plans) and objectives for future operations, as well as assumptions, expectations, projections and estimates relating to any of the forward-looking information. This Statement is being made pursuant to the Act and with the intention of obtaining the benefits of the so-called “safe harbor” provisions of the Act. The Company cautions that forward-looking statements are not guarantees because there are inherent and obvious difficulties in attempting to predict the outcome of future events. Therefore, actual results and trends may differ materially from those expressed or implied. Investors are therefore cautioned not to place undue reliance on any forward-looking statements as a prediction of future results. The Company assumes no obligation to update any forward-looking statements, other than as may be required by law.

The ability of the Company to attain management’s goals and objectives are materially dependent on numerous factors, including but not limited to, those set forth herein.

Operating results are importantly influenced by general economic conditions and growth (or contraction) of the principal economies in which the Company operates, including the United States, Canada, Europe, Latin America and the Asia-Pacific region. All economies in which the Company operates are cyclical and the rates of growth (or contraction) can vary substantially. Approximately fifty percent of the Company’s sales are in foreign currencies, which fluctuate in relation to one another and to the United States dollar. Fluctuations in currencies can cause transaction, translation and other losses to the Company, which can negatively impact the Company’s sales and earnings projections. The Company has operations in over 40 countries and its domestic and international operations are strongly influenced by matters beyond its control, including but not limited to changes in the political, social, economic, tax and regulatory environment (including tariffs) in the countries in which the Company conducts its operations.

As a manufacturer, the Company’s sales and profitability are also dependent upon availability and cost of raw materials and components, which are subject to price fluctuations, and the ability to control or pass on costs of raw materials and labor. Inflationary and other increases in the costs of raw materials and labor have occurred in the past and are expected to recur, and the Company’s performance depends in part on: its ability to reflect changes in costs in its selling prices for product; its productivity; and its focus on higher margin businesses. Past performance may or may not be replicable in the future.

The Company’s customers are widely diversified, but in certain portions of its business, industry concentration has increased the importance and decreased the number of significant customers. In particular, sales of the Company’s office and consumer products in the United States are concentrated in a few major customers, principally office product superstores, mass market distributors and wholesalers. These market conditions, including increased credit risks for these and other customers, and the possibility of related bad debt write-offs, increase pressures on the Company’s margins and profits.

The Company’s ability to develop and successfully market new products and to develop, acquire and retain necessary intellectual property rights and enforce patents is important to maintaining the Company’s growth, which ability cannot be assured.

Other factors, which are not exhaustive, include risks and uncertainties relating to investment in development activities and new production facilities; timely development and successful market acceptance of new products; fluctuations in cost and availability of raw materials impact of competitive products and pricing; business mix shift; credit risks; ability to obtain adequate financing arrangements; fluctuations in pension, insurance and employee benefit costs; successful integration of acquisitions; projections related to estimated cost savings from productivity improvement actions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; customer and supplier concentrations; financial condition and inventory strategies of customers; changes in customer order patterns; increased competition; loss of significant contract(s) or customer(s); customer or supplier business reorganizations or combinations; the ability and willingness of purchasers to substitute other products for the products that the Company manufactures or distributes; pricing, purchasing, financing and promotional decisions by intermediaries in the distribution channel, which could affect orders, or end-user demand, for the Company’s products; adoption of new, or change in, accounting policies and practices and the application of such policies and practices; ability to retain adequate levels of insurance coverage at acceptable rates; legal proceedings, (whether civil, such as environmental and product related, or criminal), settlements, judgments and investigations, including the Department of Justice (“DOJ”) criminal investigation, as well as the European Commission (“EC”) and Canadian Department of Justice investigations, into industry competitive practices and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof (including purported class actions seeking treble damages for alleged unlawful competitive practices, and purported class actions related to alleged disclosure violations pertaining to alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation, as well as a likely fine by the EC in respect of certain employee misconduct in Europe); developments or assertions by or against the Company relating to intellectual property rights and intellectual property licenses; reliability of utility services; disruptions in transportation networks; changes in governmental regulations; increased participation in potentially less stable emerging markets; fluctuations in interest rates; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, changes in economic or political conditions; acts of war, terrorism, weather and other natural disasters; impact of computer viruses; impact of epidemiological events on the economy, the Company’s customers and suppliers, and other factors.

The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) potential adverse developments in legal proceedings and/or investigations regarding competitive activities; (2) the degree to which higher raw material costs can be passed on to customers through selling price increases, without a significant loss of volume; (3) the impact of economic conditions on underlying demand for the Company’s products, particularly in the U.S. and Western Europe; and (4) availability and cost of certain components used to manufacture adhesives used in some products sold by the Company, an extended shortage of which could disrupt production, resulting in a potentially significant loss of revenue and earnings.

The factors identified in this statement are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to be materially different from those that may be expressed or implied in any forward-looking statement made by, or on behalf, of the Company. Other factors not discussed in this statement could also have material adverse effects concerning forward-looking objectives or estimates.

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